EXHIBIT 10.1

                         EXECUTIVE EMPLOYMENT AGREEMENT


     THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into this 25th day of January, 2008 (the "Commencement Date"), by and between ENTECH, Inc., a Delaware corporation (hereinafter called "ENTECH" or the
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"Company"),  and  Mark  J.  O'Neill  (hereinafter  called  the  "Executive").
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                            W  I  T  N  E  S  S  E  T  H.

     WHEREAS, the Executive desires to enter into an executive employment relationship with the Company;

     WHEREAS, on October 29, 2007, ENTECH, Inc., a Delaware corporation and predecessor to the Company ("Original ENTECH"), all of the shareholders of
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Original  ENTECH  (the  "Shareholders"), including Executive, WorldWater & Solar
Technologies Corp., a Delaware corporation ("WorldWater"), and WorldWater Merger
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Corp.,  a  Delaware  corporation  ("Merger Corp."), consummated the transactions
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contemplated  by  that certain Agreement and Plan of Merger, dated as of October
29,  2007 (the "Merger Agreement"), pursuant to which Original ENTECH was merged
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with  and  into  Merger  Corp.;

     WHEREAS, upon the closing of the merger of Original ENTECH with and into Merger Corp., the name of Merger Corp. was changed to ENTECH, Inc.; and

     WHEREAS, both the Company and Executive have read and understood the terms and provisions set forth in this Agreement, have been afforded a reasonable opportunity to review this Agreement with their respective advisors and intend that this Agreement supersede and replace in their entirety any and all written or oral employment or other compensation agreements between Original ENTECH and Executive, except that Original ENTECH's agreements with Administaff for the provision of certain payroll, insurance and retirement benefit administration services shall remain in effect together with the accompanying co-employment agreement among Executive, Original ENTECH and Administaff.

     WHEREAS,  the  Executive  was  the  President and a stockholder of Original
ENTECH, and, but for the Executive's entering into this Agreement, WorldWater would not have entered into the Merger Agreement;

     WHEREAS, the Company and the Executive desire that the Executive enter into an executive employment relationship with the Company on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises of each, and other good and valuable consideration, the parties hereby covenant and agree as follows:

1.     SERVICES  AND  DUTIES

     a. POSITIONS. The Executive shall serve as President of the Company. The Executive shall report to the Chief Executive Officer of WorldWater and shall perform such duties, functions and responsibilities consistent with this position and as shall be prescribed from time to time by the Chief Executive Officer of WorldWater or the Board of Directors of the Company (the "Board"), except that in no circumstances shall the Executive be required to relocate his residence from Tarrant County, Texas (or any county contiguous thereto).

     b. DEVOTION OF TIME. During the Employment Period (as defined below) excluding periods of paid time off and holidays, the Executive shall (i) devote substantially all of his time, during normal working hours and at such other times as the Executive's duties may require, to the business and affairs of the Company, (ii) discharge the responsibilities assigned to the Executive under this Agreement and (iii) use the Executive's reasonable best efforts to perform faithfully, effectively and efficiently such responsibilities. During the Employment Period, it shall not be a violation of this Agreement for the Executive to (1) serve on corporate, civic or charitable boards or committees,
(2) deliver lectures or fulfill speaking engagements and (3) manage personal investments, so long as any of the foregoing activities do not materially interfere with the performance of the Executive's responsibilities in accordance with this Agreement.

2.     TERM;  CONTINUATION  OF  PRIOR  AGREEMENTS

          a.     Subject  to  Section  4,  the  Company  agrees  to  employ  the
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Executive, and the Executive agrees to be employed by the Company, in accordance with the terms of this Agreement, for the period commencing on the Commencement Date and ending on the three year anniversary of the Commencement Date (the
"Original  Term"  and  as  extended or shortened in accordance with the terms of
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this  Agreement,  the  "Employment  Period").  Thereafter,  this Agreement shall
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automatically  renew  for  successive  one  (1)  year  term(s) (each, a "Renewal
                                                                         -------
Term"),  unless  either  party  provides at least sixty (60) days' prior written
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notice of his or its desire not to so renew the then current term (in which case the  term  shall  expire  without  renewal.

          b. This Agreement is in addition to that certain co-employment agreement among Executive, as an Original ENTECH employee, and Administaff, dated January 6, 1999, and that certain agreement between Original ENTECH and Administaff for the provision of certain payroll, insurance and retirement benefit administration services, originally signed January 6, 1999 and subject to an updated rate schedule effective January 7, 2008 through January 6, 2009 (collectively, the "Prior Agreements"); provided, however, that in the event of
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any conflict between this Agreement and the Prior Agreements, the terms of this
Agreement shall control and the Prior Agreements shall be amended as necessary to conform to the terms of this Agreement. The Company, as successor in interest to Original ENTECH shall be bound by the terms of such Prior
Agreements

3.     COMPENSATION  AND  RELATED  MATTERS

a. BASE SALARY. During the Employment Period, the Executive shall receive an initial base salary (the "Base Salary") payable by the Company of no less
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than  $16,354.00 per month (i.e., $196,248.80 per annum), payable in immediately available funds as and when the Company regularly pays payroll, but in no case less frequently than biweekly. The Executive's Base Salary shall be reviewed periodically and may be adjusted upward, but not downward, as shall be determined in the sole discretion of the Board.

b. BONUS. The Executive may receive a bonus at any time during the Employment Period if the Board, in its sole discretion, determines that a bonus should be paid to the Executive on the basis of the Executive's performance and/or the Company's performance.

c. STOCK OPTIONS. The Executive shall receive an initial grant of 300,000 stock options, vesting 1/3rd simultaneously with the execution of this Agreement, 1/3rd on the first anniversary and 1/3rd on the second anniversary according to the terms of the WorldWater 1999 Incentive Stock Option Plan, as the same may be amended from time to time.

d. MANAGEMENT INCENTIVE COMPENSATION. In addition to the other compensation described in this Section 3, the Company will pay to Executive , as additional consideration, Incentive Compensation (herein so called), calculated as 0.2% of Gross Revenues (defined below). Incentive Compensation will be paid until the accumulated total of such Incentive Compensation paid by the Company to the Executive equals $1,000,000, after which no additional Incentive Compensation will be paid pursuant to this Section.

               i. GROSS REVENUES. As used herein, the term "Gross Revenues" shall mean all gross revenues, determined in accordance with generally accepted accounting principles, of the Company, and all gross revenues of WorldWater and all affiliates of the Company and WorldWater arising from the sale or licensing of products, services or assets of the Company.

               ii. COMPUTATION AND PAYMENT. Incentive Compensation will be computed on a quarterly basis, within 30 days after the end of each calendar quarter. The Company will cause Incentive Compensation in respect of any quarter to be delivered to the Executive within 45 days after the end of such quarter. Payments will be made by certified or cashier's check, payable to the order of the Executive, or by wire transfer to an account designated by the Executive. Each such payment shall be accompanied by a report, certified by the Chief Financial Officer of WorldWater, providing in reasonable detail a summary of the computation of the Earn-Out Payment (which shall include a summary of the components of Gross Revenues upon which the payment is based). Upon request, but not more than twice per year, the Company and WorldWater will allow Executive to review the consolidated financial records of WorldWater and the Company related to Gross Revenues, at the expense of the Executive, for purposes of determining compliance with the provisions of this Section 3(d).

               iii. CHANGE IN CONDUCT OF COMPANY'S BUSINESS. It is the intent of the parties that the Incentive Compensation payable to Executive be based on the success of the business and operations of the Company, as such business and operations may change following the Closing. Accordingly, if for any reason part or all of the business of the Company immediately following the execution of this Agreement is conducted by any entity other than the Company (whether voluntary, or involuntary, by license, agreement, franchise or otherwise), the provisions of this Section 3(d) shall apply to the business, operations (and gross revenues) of such other entity, with the intent that the Executive will be afforded the full benefit of the provisions of this Section 3(d) as these provisions would apply to such other entity and based on the assumption that Executive was employed by such other entity.

     e. EXPENSES. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable business and entertainment expenses incurred by him in performing services hereunder, provided that the Executive properly accounts therefor to the Company in accordance with Company's policy concerning reimbursement of business expenses.

f. OTHER BENEFITS. During the Employment Period, the Executive shall be entitled to participate in and shall receive full benefits under the benefit plans established by the Board for the employees and executives of the Company (including without limitation medical, dental, disability and group life insurance plans and programs), and all incentive, savings and retirement plans, practices, policies and programs applicable to other employees and executives of the Company (collectively, the "Company Benefits"), provided, that
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the  Company  Benefits shall be no less favorable in any manner to the Executive than the benefits provided by Original ENTECH to the Executive immediately prior to the Commencement Date (the "Existing Original ENTECH Benefits"), a
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description  of  which is set forth on Exhibit A hereto. If the Company Benefits
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are  at  any  time  less  favorable  to the Executive than the Existing Original
ENTECH Benefits, the Company may fulfill its obligations under this Section 3(e) by either providing to the Executive or reimbursing the Executive for the costs of benefits no less favorable than the Existing Original ENTECH Benefits.

g. PAID TIME OFF & HOLIDAYS. During the Employment Period, the Executive shall be entitled to reasonable Paid Time Off (PTO) and holidays, consistent with his position and the Company's vacation policy as determined in the sole discretion of the Board. The Executive shall be entitled to a minimum of four
(4) weeks (160 hours) of PTO and ten (10) days for holidays during any employment year without loss or diminution of compensation. The PTO policies of the Company as determined by the Board in accordance with this Agreement, shall apply to the Executive, and shall supersede and replace the policies of Original ENTECH in all respects, provided that the Executive will be deemed to have served as of the Commencement Date the same number of years of employment for the Company as he previously served as an employee of Original ENTECH. All days of PTO shall accrue to the Executive, and the Executive, at his sole option, shall be able to either: (i) carry-forward any unused days that were earned during a calendar year into the next succeeding calendar year, but not thereafter, or (ii) as an alternative, Executive may elect to be paid in full on December 31st for unused days that he earned during the same calendar year (or the days carried forward from the prior year), if Executive provides written notice to the Company prior to December 15th of the then current year of Executive's election to receive payment in lieu of carry-forward.

4.     TERMINATION

          The Executive's employment hereunder may be terminated by the Company or the Executive under the following circumstances:


A. MUTUAL AGREEMENT. The Executive's employment shall terminate upon the execution of a mutual written agreement between the Executive and the Company.

B. DEATH. The Executive's employment shall terminate upon the death of the Executive.

C. DISABILITY. The Company may terminate the Executive's employment if the Executive is unable to perform his duties on a full-time basis because of the Executive's inability, during the Employment Period, to perform his duties under this Agreement, with or without reasonable accommodation, for a period of more than one hundred eighty (180) days due to mental or physical incapacity as determined by a physician selected by the Company or its insurers and reasonably acceptable to the Executive or the Executive's legal representative ("Disability"). In the event of a Disability, the Executive's employment with
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the  Company  shall  terminate  effective  on the 30th day after receipt of such notice by the Executive so long as Executive has not returned to full-time performance within thirty (30) days of his receipt of such notice.

D. TERMINATION FOR CAUSE. The Company may terminate the Executive's employment for "Cause." For purposes of this Agreement, "Cause" means:
                                                                 -----

i. the failure by the Executive to substantially perform his duties as outlined hereunder or to follow the reasonable directions of the Board after written demand for substantial performance is delivered by the Board and failure to substantially perform such duties or follow such directions within thirty (30) days following receipt of such written demand;

ii. the engaging by the Executive in conduct that is materially injurious to the Company, monetarily or otherwise, including, without limitation, conduct which violates Sections 1(a) or 10(a) of this Agreement, or Sections 7.1, 7.2 or 7.3 of the Merger Agreement, or any other material breach of Executive's post-closing covenants and obligations thereunder, and failure to desist from such conduct after being notified in writing that such conduct is materially injurious to the Company;

iii. the engaging by the Executive in criminal conduct or conduct constituting moral turpitude; or

iv. the engaging by the Executive in employment practices which violate federal, state or local law.

e. TERMINATION WITHOUT CAUSE. Notwithstanding any provisions of this Agreement to the contrary, the Company may terminate the Executive's employment Without Cause. For purposes of this Agreement, "Without Cause" shall mean
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a  termination by the Company of the Executive's employment for no reason or for any reason other than those specified in the foregoing paragraphs (a), (b), (c) or (d) at any time effective upon delivery of thirty (30) days written notice by the Chief Executive Officer of the Company or the Board.

f. TERMINATION WITH "GOOD REASON." Notwithstanding any provision of this Agreement to the contrary, Executive may terminate his employment hereunder for Good Reason, subject to the requirement that Executive shall provide the Company with a minimum of thirty (30) days prior written notice of his intent to terminate, except in the case of nonpayment of compensation hereunder in which event Executive may terminate on fifteen (15) days prior written notice. For purposes of this Agreement, Executive shall have "Good Reason" to terminate his employment hereunder upon the occurrence, without Executive's written consent, of any of the following: (i) a failure by the Company to pay to Executive any amounts due under this Agreement in accordance with the terms hereof, which failure is not cured within fifteen (15) days following receipt by the Company of written notice from Executive of such failure; (ii) any other material breach by the Company of this Agreement that remains uncured for thirty (30) days after written notice thereof by Executive to the Company (provided, the mere change or rearrangement of the Executive's title, responsibilities or duties shall not be considered a breach by the Company of this Agreement as long as the Executive continues in a capacity as a part of the executive management team of the Company following such change); (iii) WorldWater's material breach of Section 2 of the Merger Agreement or any other post closing covenants and obligations of WorldWater thereunder or WorldWater's material breach of its obligations under that certain Registration Rights Agreement, dated of even date herewith, between WorldWater and the stockholders of Original ENTECH; or (iv) the relocation of the Company's principal offices to a location outside Tarrant County, Texas (or any county contiguous thereto), or a requirement by the Board that the Executive relocate the Executive's residence, from Tarrant County, Texas (or any county contiguous thereto).

g. VOLUNTARY RESIGNATION. The Executive may terminate this Agreement ("Voluntary Resignation"), effective upon thirty (30) days' written notice to
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the  Board.

5.     COMPENSATION  AND  PAYMENTS  UPON  TERMINATION

          The Executive shall be entitled to the following compensation from the Company (in lieu of all other sums payable to the Executive hereunder) upon the date of termination of Executive's employment (the "Termination Date").
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a.     MUTUAL  AGREEMENT.  If  the  Executive's  employment  is  terminated as a result of mutual agreement, the Company shall pay to Executive the Executive's Base Salary through the Termination Date as and when the Company regularly pays payroll, and the Company shall pay within thirty (30) days after the Termination Date, a lump sum payment for the value of all accrued, earned and unused benefits under the Company Benefits through the Termination Date, and the Executive will be entitled to receive any vested pension and retirement benefits (for all purposes of this Agreement, all such accrued, vested, earned and unpaid items through the applicable Termination Date, other than Base Salary, are referred to as the "Earned Amounts").
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b.     DEATH.  If the Executive's employment is terminated as a result of death, the  Company  shall pay the Executive's Base Salary through the Termination
Date as and when the Company regularly pays payroll, and the Company shall pay within thirty (30) days after the Termination Date the remaining Earned Amounts to the Executive's estate.

c. DISABILITY. If the Executive's employment is terminated as a result of Disability, the Executive will be provided all short and long term disability benefits to which he may be eligible (if any) in accordance with the Company's then existing Company Benefits, and the Company shall pay the Executive's Base Salary through the Termination Date as and when the Company regularly pays payroll, and the Company shall pay within thirty (30) days after the Termination Date the remaining Earned Amounts.

d. WITHOUT CAUSE; GOOD REASON. If the Executive's employment is terminated Without Cause, or if the Executive terminates his employment for Good Reason and Executive is not in material breach of this Agreement or the Merger Agreement, and no grounds exist for the Company to terminate Executive for Cause, the Company shall pay to the Executive: (i) the Executive's Base Salary through the Termination Date as and when the Company regularly pays payroll (ii) the remaining Earned Amounts in a lump sum in cash within thirty (30) days after the Termination Date; and (iii) beginning on the day after the Termination Date, and payable as and when the Company regularly pays payroll, an amount equal to the aggregate total of the Executive's then current Base Salary as would otherwise be payable for the period from the Termination Date until the expiration of the Original Term or the Renewal Term in effect when the Termination Date occurs. If the Company fails to make any payment required to be made pursuant to this Section 5(d) and such failure continues for a period of three days after notice of such failure is provided in writing by Executive to the Company, then in such event the Company shall be deemed not to have made "timely payments in full compliance with its obligations under Section 5(d) of
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this  Agreement".

e. TERMINATION FOR CAUSE OR WITHOUT GOOD REASON. If the Executive's employment is terminated for Cause or the Executive terminates his employment without Good Reason, or Executive voluntarily elects to terminate this Agreement pursuant to the provisions of Section 4(g), the Company shall pay the Executive the Earned Amounts in a lump sum in cash within thirty (30) days after the Termination Date and the Company shall have no further obligations to the Executive, except as provided under Section 5(f) below.

f. EFFECT OF TERMINATION/CHANGE OF CONTROL ON STOCK OPTIONS. The Options granted under Section 3(c) of this Agreement, and any further grant of options to purchase WorldWater common stock to the Executive, if any, as approved in the sole discretion of the Board, shall include applicable provisions pertaining to the effect on all such options of the termination of Executive's employment hereunder. In addition, the terms of such options shall provide that vesting of such options shall accelerate upon a change of control of WorldWater.

6.     NON-DISCLOSURE

a. CONFIDENTIAL INFORMATION. By virtue of his employment with the Company, Executive will have access to confidential, proprietary, and highly sensitive information relating to the business of the Company and WorldWater and in each case, which is a valuable, competitive and unique asset of the Company and of WorldWater ("Confidential Information"), the confidentiality of which is
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essential to each of the Company's and WorldWater's ability to differentiate its products and services. Such Confidential Information includes all information which relates to the business of the Company and of WorldWater, which is or has been disclosed to Executive orally or in writing by the Company or WorldWater or obtained by virtue of work performed for the Company or WorldWater, is or was developed by the Company or WorldWater, and is not generally available to or known by individuals or entities within the industry in which the Company is or may become engaged or readily accessible by independent investigation. The Confidential Information sought to be protected includes, without limitation, information pertaining to: (i) the identities of customers and clients with which or whom the Company or WorldWater does or seeks to do business, as well as the point of contact persons and decision-makers at these customers and clients, including their names, addresses, e-mail addresses and positions; (ii) the past or present purchasing history and the past and/or current job requirements of each past and/or existing customer and client; (iii) the volume of business and the nature of the business relationship between the Company and WorldWater and their respective customers and clients; (iv) the pricing of the Company's and WorldWater's respective products and services, including any deviations from their standard pricing for particular customers and clients; (v) the Company's and WorldWater's business plans and strategies, including customer or client assignments and rearrangements, sales and administrative staff expansions, marketing and sales plans and strategies, proposed adjustments in compensation of sales personnel, revenue, expense and profit projections, industry analyses, and any proposed or actual implemented technology changes; (vi) information regarding the Company's and WorldWater's respective employees, including their identities, skills, talents, knowledge, experience, and compensation; (vii) the Company's and WorldWater's respective financial results and business condition; and (viii) computer programs and software developed by the Company and/or WorldWater and tailored to the Company's and/or WorldWater's needs by any of their employees, independent contractors, consultants or vendors; (ix) information relating to the Company's and WorldWater's respective architects, designers, contractors, or persons likely to become architects, designers, or contractors; (x) any past or present merchandise or supply sources in the future; (xi) technical and non-technical information including patent, copyright, trade secret, proprietary information, methods, ideas, concepts, designs, inventions, know-how, processes, software programs, software source documents and formulae related to the current, future and proposed products and services of the Company and/or of WorldWater including research, experimental work, development, design details and specifications and engineering, financial statements, forecasts, plans (whether business, strategic, marketing or other), client lists, prospective client lists, sales data, sales analysis, equipment and other assets, prices, costs, sources of supplies, pricing methods, personnel, marketing research, and business relationships, whether or not marked "Confidential" or "Proprietary". Confidential Information may be contained on the Company's and/or WorldWater's computer network, in computerized documents or files, or in any written or printed documents, including any written reports summarizing such information.

b. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. The Executive acknowledges that the WorldWater's and the Company's Confidential Information will be disclosed to the Executive throughout his employment with the Company in order to enable Executive to perform his duties for the Company. The Executive further acknowledges that, prior to his employment with the Company, Executive was either unfamiliar with the Company's Confidential Information or Executive developed such Confidential Information for the benefit of the Company and was otherwise compensated for such services outside of the terms of this Agreement. Finally, Executive acknowledges that the unauthorized disclosure of Confidential Information could place the Company or WorldWater at a competitive disadvantage. Consequently, the Executive agrees, except in connection with the specific duties of the Executive in connection with his employment for and on behalf of the Company under this Agreement: (i) not to use, publish, disclose or divulge, directly or indirectly, at any time, any Confidential Information for his own benefit and for the benefit of any person, entity, or corporation other than the Company or WorldWater, to any person who is not a current employee of the Company or WorldWater, without the express, written consent of the Company; (ii) not tA. make copies of Confidential Information without prior written consent of the Company; (iii) to take reasonable precautions to protect against the inadvertent disclosure of such Confidential Information or theft or misappropriation by others; and (iv) not to use such Confidential Information.

c. Notwithstanding the foregoing, the confidentiality and nondisclosure provisions contained herein with respect to any portion of the Confidential
Information shall terminate when the Executive can document that the Confidential Information:

i. was in the public domain at the same time it was communicated to the Executive by the Company;

ii. entered the public domain subsequent to the time it was communicated to the Executive by the Company through no fault of the Executive;

iii. was in the Executive's possession free of any obligation of confidence at the time it was communicated to the Executive by the Company;

iv. was rightfully communicated to the Executive free of any obligation of confidence subsequent to the time it was communicated to the Executive by the Company;

v. was developed by the Executive independently of and without any reference to any information communicated to the Executive by the Company; or

vi. was communicated in response to a valid subpoena or order by a court or by a governmental body, provided that the Executive complies with the provisions of Section 6(e) below.

d. SURVIVAL OF EXECUTIVE'S OBLIGATIONS. The Executive understands and agrees that his obligations under this Section 6 shall survive the termination of this Agreement and/or his employment with the Company for a period of two (2) years after the last day of the Employment Period regardless of the reason for such termination. The Executive further understands and agrees that his obligations under this Section 6 are in addition to, and not in limitation or preemption of, all other obligations of confidentiality which he may have to the Company under general legal or equitable principles, or other policies implemented by the Company and under the Merger Agreement.

e. CERTAIN DISCLOSURES. In the event that the Executive receives a request to disclose all or any part of the Confidential Information under the terms of a subpoena or order issued by a court or by a governmental body, the Executive agrees (i) to notify the Company immediately of the existence, terms, and circumstances surrounding such request, (ii) to consult with the Company on the advisability of taking legal available steps to resist or narrow such request with the Company bearing the responsibility for payment for such possible legal steps; and, and (iii) if disclosure of such Confidential Information is required to prevent the Executive from being held in contempt or subject to other penalty, to furnish only such portion of the Confidential Information as, in the opinion of counsel to the Executive, and/or counsel to the Company, it is legally compelled to disclose and to exercise its best efforts to obtain an order or other reliable assurance that confidential treatment will be accorded to the disclosed Confidential Information.

7.     RETURN  OF  COMPANY  PROPERTY

          The Executive acknowledges that all memoranda, notes, correspondence, databases, computer discs, computer files, computer equipment and/or accessories, pagers, telephones, passwords or pass codes, records, reports, manuals, books, papers, letters, CD Roms, keys, Internet database access codes, client profile data, job orders, client and customer lists, contracts, software programs, information and records, drafts of instructions, guides and manuals, and other documentation (whether in draft or final form), and other sales, financial or technological information relating to the Company's business, and any and all other documents containing Confidential Information furnished to Executive by any representative of the Company or otherwise acquired or developed by him with Company funds in connection with his association with the Company (collectively, "Recipient Materials") shall at all times be the property of the Company. Within five (5) business days of the termination of his employment for any reason, Executive will return to the Company any Recipient Materials which are in his possession, custody or control.

8.     NON-SOLICITATION  OF  CUSTOMERS/CLIENTS

a. ACCESS TO CONFIDENTIAL INFORMATION. Executive acknowledges that the special relationship of trust and confidence between him, the Company, and its clients and customers creates a high risk and opportunity for Executive to misappropriate the relationship and goodwill existing between the Company and its clients and customers. Executive further acknowledges and agrees that it is fair and reasonable for the Company to take steps to protect itself from the risk of such misappropriation. Executive further acknowledges that, at the outset of his employment with the Company and/or throughout his employment with the Company, Executive has been or will be provided with access to and informed of the Company's Confidential Information, which will enable him to benefit from the Company's goodwill and know-how.

B. INEVITABLE DISCLOSURE. During the period in which the non-competition covenant in Section 10 hereof is applicable to the Executive, the Executive acknowledges that it would be inevitable in the performance of his duties as a director, officer, employee, investor, agent or consultant of any person, association, entity, or company that competes with the Company, or that intends to or may compete with the Company, to disclose and/or use the Company's Confidential Information, as well as to misappropriate the Company's goodwill and know-how, to or for the benefit of such other person, association, entity, or company. Executive also acknowledges that, in exchange for the execution of the non-solicitation restriction set forth in Section 8(c), he has received substantial, valuable consideration, including the consideration set forth in Sections 3 and 5 above. The parties acknowledge that, notwithstanding the provisions of this Section 8 (b), the Executive's performance of any duties as a director, officer, employee, investor, agent or consultant of any person, association, entity, or company that competes with the Company, or which intends to or may compete with the Company, outside of the period in which the non-competition covenant in Section 10 hereof is applicable to the Executive shall not inevitably result in the disclosure and/or use the Company's Confidential Information or the misappropriation of the Company's goodwill and know-how, to or for the benefit of such other person, association, entity, or company. Executive further acknowledges and agrees that this consideration constitutes fair and adequate consideration for the execution of the non-solicitation restriction set forth in this Section 8.

c. NON-SOLICITATION OF CUSTOMERS. Ancillary to the enforceable promises set forth in this Agreement, including, without limitation, the promises contained in Sections 3, 6 and 7, as well as to protect the vital interests described in those Sections and the value of the Company's business purchased by WorldWater on the Commencement Date from Executive as one of the selling stockholders, the Executive agrees that, (i) during the Employment Period and the time thereafter during which the Company is making timely payments in full compliance with its obligations under Section 5(d) of this Agreement or (ii) if
                                       ------------
the Executive's employment is terminated for Cause or the Executive terminates his employment without Good Reason, for a period of twenty four (24) months following the last day of the Employment Period, Executive will not, without the prior written consent of the Company, directly or indirectly, alone or for his own account, or as owner, partner, investor, member, trustee, officer, director, shareholder, employee, consultant, distributor, advisor, representative or agent of any partnership, joint venture, corporation, trust, or other business organization or entity, (i) contact, solicit sales of, or sell, deliver or place any product, service or system of the kind and character sold, provided, distributed or placed by Executive on behalf of the Company to any person, association, corporation or other business organization or entity that Executive contacted, solicited, called upon, or served, or that he directed others to solicit, call upon, or serve, on behalf of the Company, during his employment at the Company; or (ii) contact, solicit, or seek to divert the business or patronage of any person, association, corporation, or other business organization or entity with whom or which Executive had business relations on behalf of the Company or with whom or which he met or communicated, or with whom or which he directed others to meet or communicate, for the purpose of offering to sell or place or soliciting for sale or placement any product, service, or system of the kind and character sold, provided or distributed by him, on behalf of the Company, during his employment at the Company.

d. BREACH. If Executive is found to have violated any of the provisions of this Section, Executive agrees that the restrictive period of each covenant so violated shall be extended by a period of time equal to the period of such violation by him. Executive understands that his obligations under this Section shall survive the termination of his employment with the Company and shall not be assignable by him.

9.     NON-SOLICITATION  OF  EMPLOYEES  AND  CONSULTANTS

     Executive acknowledges that, as part of his employment or association with the Company, he will become familiar with the salary, pay scale, capabilities, experiences, skill and desires of the Company's employees. In order to protect the confidentiality of such information, as well as to protect the value of the Company's business purchased by WorldWater on the Commencement Date from Executive as one of the selling stockholders, the Executive agrees that, (i) during the Employment Period and the time thereafter during which the Company is making timely payments in full compliance with its obligations under Section 5(d) of this Agreement or (ii) if the Executive's employment is terminated for Cause or the Executive terminates his employment without Good Reason, for a period of twenty four (24) months following the last day of the Employment Period, Executive shall not recruit, hire, solicit, or attempt to recruit, hire or solicit, directly or by assisting others, any other employees or consultants employed by or associated with the Company, nor shall he contact or communicate with any other employees or consultants of the Company for the purpose of inducing other employees or consultants to terminate their employment or association with the Company. For purposes of this covenant, "other employees or consultants" shall refer to permanent employees, temporary employees, or consultants who were employed by, doing business with, or associated with the Company within six (6) months of the time of the attempted recruiting, hiring or solicitation. The Executive's obligations under this Section 9 shall survive the termination of this Agreement and the Executive's employment with the Company.

10.     RESTRICTIONS  ON  COMPETITIVE  EMPLOYMENT

a. COVENANT OF THE EXECUTIVE. In consideration of the Company's entering into this Agreement, the Company's agreement to provide the Executive with Confidential Information and specialized training, and the Company's agreement to provide the Base Salary and other benefits to the Executive, the receipt and sufficiency of which are hereby acknowledged by the Executive, the Executive covenants as follows:

             i. during the Employment Period and the time thereafter during which the Company is making timely payments in full compliance with its obligations under Section 5(d) of this Agreement, the Executive will not,
                  ------------
directly or indirectly, participate in the ownership, management, operation, financing or control of, or be employed by or consult for or otherwise render services to, any person, corporation, firm or other entity that is engaged in a Competing Business (as defined below) within the Restricted Territory (as defined below), nor shall the Executive engage in any such other activities that conflict with the Executive's obligations to the Company. Notwithstanding the foregoing, the Executive is permitted to own up to five percent (5%) of any class of securities of any corporation that is traded on a national securities exchange.

            ii. if the Executive's employment is terminated for Cause or the Executive terminates his employment without Good Reason, for a period of twenty four (24) months following the Employment Period, the Executive will not, directly or indirectly (a) engage in a Competing Business within the Restricted Territory, or (b) participate in the ownership, management, operation, financing or control of, or be employed by or consult for or otherwise render services to, any person, corporation, firm or other entity that is engaged in a Competing Business within the Restricted Territory, or (c) undertake planning for or organization of any Competing Business or conspire with agents, employees, consultants, or other representatives of the Company for the purpose of organizing any such Competing Business. Notwithstanding the foregoing, the Executive is permitted to own up to five percent (5%) of any class of securities of any corporation that is traded on a national securities exchange.

b.     REFERENCES  TO  COMPANY.  All references to the Company set forth in this
Section 10 shall be deemed to include all subsidiaries or other entities which are controlled by, or under common control with, the Company.

c. DEFINED TERMS. For purposes of this section, "Restricted Territory" shall mean within a fifty (50) mile radius of any city in which the Company has provided and currently provides or intends to provide its products or services. For purposes of this section, the term "Competing Business" shall mean any business which (1) designs, develops, markets or operates any concentrating solar technology or collimating tubular skylight technology that competes with the Company's solar technology; (ii) designs, develops or markets any concentrating solar technology or collimating tubular skylight technology related to, or similar to the Company's solar technology; (iii) conducts business activities related to or similar to the Company business (or its affiliates) as conducted or as proposed to be conducted.

11.     REASONABLE  RESTRICTIONS

     The Executive agrees that the restrictions set forth above are ancillary to an otherwise enforceable agreement, is supported by independent valuable consideration, and that the limitations as to time, geographical area, and scope of activity to be restrained by Sections 6, 7, 8, 9 or 10 are reasonable and acceptable, and do not impose any greater restraint than is reasonably necessary to protect the goodwill and other business interests of the Company. Executive agrees that if, at some later date, a court of competent jurisdiction determines that any of the restrictive covenants set forth in this Agreement do not meet the applicable requirements under Texas law, such restrictive covenants may be reformed by the court and enforced to the maximum extent permitted under Texas law.

12.    REMEDIES

In the event that the Executive violates any of the provisions set forth in Sections 6, 7, 8, 9 or 10 of this Agreement, he acknowledges that the Company and WorldWater will suffer immediate and irreparable harm which cannot be accurately calculated in monetary damages. Consequently, the Executive acknowledges and agrees that the Company shall be entitled to seek immediate injunctive relief, either by temporary or permanent injunction, to prevent such a violation. Executive further acknowledges and agrees that any injunctive relief shall be in addition to any other legal or equitable relief, including monetary damages, to which the Company would be entitled. In the event that the Company fails to make timely payments in full compliance with its obligations under Section 5(d) of this Agreement, the Executive shall, in addition to any other legal or equitable relief, including monetary damages, to which the Executive would be entitled, automatically and without any further action being required on the part of Executive be released from the obligations and restrictions set forth in Sections 7, 8, 9, 10 and 13 of this Agreement.

13.   INVENTIONS,  IDEAS/PATENTABLE  INVENTIONS

     a. INVENTIONS. Any discovery, invention, design, improvement, concept or other intellectual properties, either patentable or not, made, developed or conceived by the Executive during the Employment Period and the time thereafter during which the Company is making timely payments in full compliance with its obligations under Section 5(d) of this Agreement, which relate to the business in which the Company is engaged at the time of termination of Executive's employment with the Company, and which may or may not also constitute Confidential Information (the "Inventions"), shall be the exclusive property of the Company and its successors.

     b. DISCLOSURE TO THE COMPANY. The Executive agrees to disclose promptly, in writing, if so requested, to the Company, any Inventions that the Executive may make, develop or conceive during the Employment Period and the time thereafter during which the Company is making timely payments in full compliance with its obligations under Section 5(d) of this Agreement.

     c. WORK FOR HIRE. The Executive agrees that the Inventions shall be deemed "work made for hire" and hereby assigns, and agrees to assign, to the Company all the Executive's rights, title and interest in any such Inventions, whether or not during the term of this Agreement such Inventions may be reduced to practice, and to execute all patent applications, copyright applications, assignments and other documents, and to take all other steps necessary (but all at the Company's expense), to vest in the Company the entire right, title and interest in and to those Inventions and in and to any patents or copyrights obtainable therefor in the United States and in foreign countries.

     d. OBLIGATION TO ASSIGN INVENTIONS TO THE COMPANY. The Executive shall not be obligated to assign to the Company any Invention made by him during or after the Employment Period and the time thereafter during which the Company is making timely payments in full compliance with its obligations under Section 5
(d) of this Agreement which does not relate to any business or activities in which the Company or WorldWater is or may become engaged, except that the Executive is so obligated if the same relates to or is based on Confidential Information to which the Executive shall have had access during and by virtue of his employment or arises out of work assigned to him by the Company.

14.   SUCCESSORS;  BINDING  AGREEMENT

This Agreement shall be binding upon, and inure to the benefit of, the Company, WorldWater, the Executive, and their respective successors, assigns, personal and legal representatives, executors, administrators, heirs, distributees, devisees, and legatees, as applicable. Without limiting the generality of the foregoing, the Company may assign this Agreement (or the same may remain with the Company as a subsidiary of a larger institution), without the consent of Executive, with such assignee being required to perform the obligations of the Company hereunder, to any successor of the Company.

15.    COMPLETE  AGREEMENT

This Agreement sets forth the entire agreement between the Company and Executive concerning the subject matter hereof, and supersedes all prior written or oral understandings among or between the Executive and Original ENTECH and WorldWater.

16.    NOTICE

For purposes of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when (i) delivered personally; (ii) sent by telecopy or similar electronic device and confirmed; (iii) delivered by overnight express; or (iv) sent by registered or certified mail, postage prepaid, addressed as follows:

If  to  the  Executive:

Mark J. O'Neill
812 Belinda Drive
Keller, TX   76248
Telecopy:   N/A (Please send via e-mail instead to
markjoneill@markoneill.com, with delivery receipt request and read receipt request to verify delivery)


with  a  copy  (which  shall  not  constitute  notice)  to:

Hallett & Perrin, P.C.
2001 Bryan Street
Suite 3900
Dallas, Texas 75201
Attention:  Tim R. Vaughan, Esq.

          IF  TO  THE  COMPANY:

ENTECH, Inc.
c/o Worldwater and Solar Technologies Corp.
200 Ludlow Drive
Ewing, NJ 08638
Attn:  Quentin T. Kelly
Telecopy:  609.818.0720

with  a  copy  (which  shall  not  constitute  notice)  to:

Salvo, Landau, Gruen & Rogers
510 Township Line Road, Suite 150
Blue Bell, Pennsylvania 19422
Attn:  Stephen A. Salvo, Esq.
Telecopy:  (215) 653-0383

OR TO SUCH OTHER ADDRESS AS ANY PARTY MAY HAVE FURNISHED TO THE OTHER IN WRITING IN ACCORDANCE HEREWITH, EXCEPT THAT NOTICES OF CHANGE OF ADDRESS SHALL BE EFFECTIVE ONLY UPON RECEIPT.

17.   MISCELLANEOUS

No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing signed by the Executive and the Company. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement.

18.   GOVERNING  LAW;  VENUE

This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, U.S.A. and its validity, construction, interpretation and legal effect shall be governed by the laws of the State of Texas, U.S.A. applicable to contracts entered into and performed entirely therein. The parties hereby agree that any dispute which may arise between or among them in connection with this Agreement shall be adjudicated before a court located in Fort Worth, Texas, and they hereby submit to the exclusive personal jurisdiction of the courts of the State of Texas located in Fort Worth, Texas and of the Federal District Courts in or for disputes arising in Fort Worth, Texas with respect to any action or legal proceeding commenced by any party. Each of the parties irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Each of the parties hereby consents to the service of process in any such action or legal proceeding on any party anywhere in the world.

19.    ATTORNEY  FEES

All legal fees and costs incurred in connection with the resolution of any dispute or controversy under or in connection with this Agreement shall be borne by the non-prevailing party.

20.    COUNTERPARTS

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same agreement.

21.    VOLUNTARY  AGREEMENT

The parties acknowledge that each has had an opportunity to consult with an attorney or other counselor concerning the meaning, import, and legal significance of this Agreement, and each has read this Agreement, as signified by their respective signatures hereto, and each is voluntarily executing the same after, if sought, advice of counsel for the purposes and consideration herein expressed.

                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date and year first above written.

     COMPANY:

     ENTECH,  INC.


     By:     /s/  W.  J.  Hesse
          ----------------------------------
     Name:     W.  J.  Hesse
     Title:    Chief  Executive  Officer


     EXECUTIVE:


           /s/  Mark  J.  O'Neill
     ----------------------------------
     Name:    Mark  J.  O'Neill

                                   EXHIBIT A
                                   ---------


                                COMPANY BENEFITS

                       EXISTING ORIGINAL ENTECH BENEFITS
                       ---------------------------------

The Employee Benefit Plan for Company (ENTECH) employees is provided by Administaff Companies, Inc., under a service agreement with Company that has been referenced in earlier sections. The summary of all the benefits is provided in the Disclosure Schedule provided by ENTECH to WorldWater as part of the pre-closing documents related to the merger of ENTECH and WorldWater. Details of the Administaff agreement are provided in Schedule 3.21 (j) of the Disclosure Schedules.

Adminstaff provides health insurance, dental insurance, life insurance, and a 401k retirement plan for Company employees with the individual employee selecting his or her contribution rate for the plan. Under a safe-harbor provision, the Company matches this employee contributions 100% for the first 3% of the employee's compensation, and 50% for the next 2% of the employee's compensation, for a total maximum match of 4% of the individual employee's compensation. This pension/retirement plan provided through Administaff has been the complete and total pension/retirement provided by Company.

For health and dental benefits, Company has historically paid 82% of the total cost and the employees have paid 18% of the total cost, resulting in the employee monthly contributions shown in Schedule B of Schedule 3.21(j) of the Disclosure Statements.

As part of the Employment Agreements provided in Exhibits D-l to D-5 of the Merger Agreement, Purchaser agrees that the Administaff benefits plan will be continued without interruption.

The Administaff plan is negotiated annually. The current effective date is January 07, 2008 to January 06, 2009.

For employees with 10 years of service, including the employee covered by this employment agreement, the Company also provides 20 days of Paid Time Off (PTO) per year. The Company also provides 10 paid holidays per year.